Exhibit 99.1

TREMONT MORTGAGE TRUST

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458-1634
tel: 617-796-8317 fax: 617-454-3645

FOR IMMEDIATE RELEASE	Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 796-7651

Tremont Mortgage Trust Enters $100 Million Master Repurchase
Facility with Citibank, N.A.

Newton, MA (February 12, 2018):  Tremont Mortgage Trust (Nasdaq: TRMT) today announced that its wholly owned subsidiary has entered an agreement for a $100 million master repurchase facility with Citibank, N.A., which it may use to leverage its financing transactions. The facility has a three year term and permits advancement of up to 75% of a whole loan amount. Interest on advancements under the facility will be calculated at floating rates based on LIBOR plus a premium of 200 to 250 basis points.

Tremont Mortgage Trust (Nasdaq: TRMT) is a real estate finance company that focuses primarily on originating and investing in first mortgage loans secured by middle market and transitional commercial real estate. Tremont Mortgage Trust is managed by Tremont Realty Advisors LLC, an SEC registered investment adviser, which is an indirect subsidiary of The RMR Group Inc.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TRMT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY”, AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TRMT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TRMT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT

GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TRMT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE, CONTINUED AVAILABILITY OF ADVANCEMENTS UNDER THE REPURCHASE FACILITY IS SUBJECT TO TRMT’S SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER REPURCHASE FACILITY CONDITIONS THAT TRMT MAY BE UNABLE TO SATISFY.  IN ADDITION, ACTUAL COSTS UNDER THE REPURCHASE FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH THE REPURCHASE FACILITY.

THE INFORMATION CONTAINED IN TRMT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN TRMT’S PROSPECTUS DATED SEPTEMBER 13, 2017 OR ITS PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE TRMT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY TRMT’S FORWARD LOOKING STATEMENTS. TRMT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, TRMT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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